Exhibit 10.3


                        NEC AMERICA, INC. ULTRACOM DEALER
                                    AGREEMENT


This Agreement is made as of this June 8, 2001, by and between NEC America, Inc., located at 4 Forest Parkway, Shelton, CT 06484 hereinafter referred to as "NECAM", and MFC BUSINESS COMMUNICATIONS having its principal office at 2101 NW 33rd Street, Suite 600, Pompano Beach, Florida 33069 hereinafter referred to as "Dealer".

In consideration of the other mutual agreements and promises contained in this Agreement, NECAM and Dealer agree as follows:

1. APPOINTMENT OF DEALER:

NECAM hereby appoints and designates the Dealer as an authorized dealer of the attached Equipment Appendix and authorizes Dealer to market and sell the Equipment (and "Services"), according to the terms and conditions of this Agreement. NECAM agrees to sell to Dealer Services or Equipment for resale in the Territory on a non-exclusive basis. The Territory, in which Dealer may act as authorized dealer of the Equipment, shall mean the geographic area in the Equipment Appendix.

2. MANUFACTURER AGREES:

A.   To support the Dealer in its effort to promote the sale of the Equipment.

B. To provide reasonable technical and/or sales training assistance for the Dealer's personnel at the Dealer's request in accordance with NECAM's published guidelines which are hereby incorporated by reference and may be changed from time to time.

3. THE DEALER AGREES:

A. To use its best efforts to promote, market, service, install and distribute the Equipment of NECAM in a manner reflecting credit on the parties to this Agreement.

B. To maintain at least one NECAM trained technician on the i-Series system throughout the term of this Agreement.

C.   To adhere to the payment and price terms prescribed in this Agreement.

D.   Purchase and maintain an i-Series system for demonstration or office use.

E. Market the Equipment only to end-user customers. Sale of Equipment to others for the purpose of resale shall constitute a material breach of this Agreement.

F.   Incorporate NECAM's Limitations of Liability to its end-user customers.


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G.   Extend an Equipment warranty to its end-user customers which is no greater in scope than that extended by NECAM to Dealer.

4. ADDITIONAL TERMS AND CONDITIONS:

A. Order Entry. All orders may be placed using the standard Purchase Order forms of Dealer. The terms and conditions of this Agreement shall apply to all orders placed by Dealer for Equipment described herein. In the event of conflict between the terms or conditions of this Agreement and terms or conditions which may appear on the face or reverse side of the Dealer's orders form or NECAM's acknowledgment form, including but not limited to price or discount terms or conditions, the terms and conditions of this Agreement shall control.

 B. Pricing/Discount. Dealer's cost for each item of the Equipment shall be NECAM's current list price as published from time to time at a discount level as shown in the Equipment Appendix. Prices are exclusive of federal, state, and local taxes.

 C. Payment Terms. Payment shall be due, in full, thirty (30) days from date of invoice. Invoice date shall be the date the Equipment is shipped or later. In no event shall the invoice date precede the shipping date. Overdue payments shall carry 18% per annum interest charges or the legal maximum rate, whichever is lower. In addition to NECAM's remedy concerning late payment(s) provided herein, NECAM may withhold or delay shipment(s) of the Dealer's order(s) for Equipment and Services until any payment owed by the Dealer to NECAM which is overdue is made in full.

D. Freight. F.O.B. Kent, Washington and Shelton, Connecticut. Equipment will be shipped to Dealer's specified delivery point F.O.B. destination for all orders, freight prepaid and added to the invoice. Title and risk of loss for Equipment shall pass to Dealer, F.O.B. origin. Notwithstanding the above, NECAM reserves all other rights, title and interest to the software Equipment, and neither Dealer nor its end-user customers shall acquire any rights, title or interest in the software Equipment other than as specifically set forth.

E. Non-Assignability. The rights and obligations created hereunder cannot be assigned by either party either voluntarily or by operation of the law without the prior written consent of the other party. Any unauthorized transfer or attempt to transfer or assign shall automatically terminate this Agreement.

F. Relationship of Parties. This Agreement does not in any way create the relationships of joint venture, partnership, or principal and agent between NECAM and Dealer, and neither shall have the power or ability to pledge the credit of the other, nor to bind the other, nor to contract in the name of or create a liability against the other in any way for any purpose.

G. Warranty. Standard warranty is twenty-six (26) months from the date of shipment from NECAM's warehouses unless noted on the Equipment Appendix.



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     (a)  NECAM reserves the right to modify the duration or terms of the warranty upon written notice to the Dealer.

     (b) NECAM's liability for any hardware Equipment which is shown during its warranty period to not be in compliance with the specifications which were in effect at the time of sale is limited to:

          (1) replacing the hardware Equipment or part thereof with a functionally equivalent hardware Equipment or part,

          (2)  repairing the hardware Equipment, or

          (3)  issuing credit for the hardware Equipment H.

Trademarks.
-----------

     (a) Other than as set forth below, Dealer acquires no right, title or interest in any trademark, trade name or other intellectual property right of NECAM or its affiliates.

     (b) So long as this Agreement remains in effect, Dealer may use the trade names and trademarks specified by NECAM on a non-exclusive basis for advertising and promotion of the Equipment consistent with reasonable guidelines established by NECAM, as may be amended from time to time.

     (c) Dealer shall not remove any trade name or trademark of NECAM or its affiliates from any Equipment without NECAM's prior express written consent.

I. Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts of God, labor strikes, acts of war or civil disruption, government regulations imposed after the fact, public utility failures, or natural disasters.

J. Governing Law. This Agreement shall be governed by the laws of the State of New York. Each of the parties agrees that any dispute arising out of, under or by reason of this Agreement, or any acts or transactions, hereunder to the interpretation or validity thereof, or under, or by reason of any other contract, agreement, loan, or transaction of, any kind between them, or to which they may be parties, of any kind, nature, or description whatsoever shall be resolved in an action or proceeding in a court of competent jurisdiction. Each of the parties waives trial by jury and the right to trial by jury in any and all such actions or proceedings.

K. Term. This Agreement will commence on the date signed by an authorized representative of NECAM, and will continue until June 30,2002, unless terminated in accordance with the provisions of this Agreement.

     (a) THIS AGREEMENT SHALL AUTOMATICALLY RENEW EACH YEAR, FOR AN ADDITIONAL ONE (1) YEAR PERIOD, AFTER THE ORIGINAL


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          TERM, UNLESS WRITTEN NOTICE OF NONRENEWAL IS PROVIDED BY NECAM AT
          LEAST THIRTY (30) DAYS PRIOR TO THE ANNIVERSARY DATE OR IN ACCORDANCE WITH APPLICABLE STATE LAW REQUIREMENTS WHICH MAY REQUIRE A LONGER NOTICE PERIOD OR BY DEALER AT LEAST FIFTEEN (15) DAYS PRIOR TO THE ANNIVERSARY DATE. The discounts applicable to the Equipment listed on the Appendices shall be adjusted effective on the renewal date based on the discount schedules set forth on such Appendices.

     (b) NECAM reserves the right to revise the terms of this Agreement, including but not limited to, Equipment authorizations or the minimum purchase requirements on the Equipment Appendices or to redefine the Territory designated therein effective upon such renewal by providing written notice of this Agreement of such deletion, revision or redefinition at least thirty (30) days prior to the anniversary date.

     (c) Upon receipt of such notice in Section K(b) above, Dealer may provide fifteen (15) days written notice of nonrenewal of the Agreement as provided in Section K(a) above.

L.   Equipment/Services.
     -------------------

     (a)  NECAM reserves the right to:

          (1) discontinue the manufacture or distribution of particular models of various types of Equipment and /or the provision of Services or

          (2) change or modify specifications, features, models, housings, and/or other aspects of Equipment and/or the provision of Services

M.   Termination.
     ------------

     (a) This Agreement may be terminated, in full or in part, effective immediately, without liability for said termination, upon the occurrence of any of the following events:


          (1)  a Dealer files a voluntary petition in bankruptcy,

          (2)  a Dealer is adjudged bankrupt,

          (3) a court assumes jurisdiction of the assets of a Dealer under a federal reorganization act,

          (4) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of a Dealer,

          (5)  a Dealer becomes insolvent or suspends its business,

          (6) a Dealer makes an assignment of its assets for the benefit of its creditors except for the company's line of credit from its lender in the normal course of business,


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          (7)  the identity of a Dealer or the nature of its business is materially changed by bulk transfer of assets, sale of its business, transfer of control of its outstanding stock, merger, or otherwise,

          (8) Dealer fails to make payment for any NECAM invoice for Equipment or Services within thirty (30) days of the due date for payment of such invoice.

          (9) any other agreement between Dealer and NECAM terminates or expires, pursuant to the terms and conditions of such agreement,

          (10) Dealer breaches any of the terms and conditions governing the use of NECAM's trade names or trademarks,

          (11) Dealer sells Equipment to any other resellers (including but not limited to NECAM dealers),

          (12) Dealer sells, installs, maintains or services Equipment outside of its Authorized Territory, without NECAM's prior written consent, or

          (13) Dealer subcontracts without NECAM's prior written consent to an entity other man an Authorized Dealer,

          (14) Dealer assigns any of its rights or responsibilities hereunder except as permitted herein or with NECAM's prior written consent, or

          (15) Dealer does not (i) conduct business in a manner that reflects favorably at all times on the Equipment and the good name, goodwill and reputation of NECAM; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to NECAM, the Equipment, end-users or the public, including but not limited to disparagement of NECAM or Equipment;
               (iii) make no false or misleading representations with regard to NECAM or the Equipment; (iv) not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; (v) to make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of Equipment that are inconsistent with the literature distributed by NECAM, including all warranties and disclaimers contained in such literature, if any and; (vi) or violates NECAM's Ethics Policy which is hereby incorporated by reference and may be amended from time to time. Dealer shall defend, indemnify and hold NECAM harmless from any third party claims or lawsuits alleging that Dealer has violated the terms of this Section.

          (16) Dealer provides false or misleading information on the Dealer Application or any supplement thereto.

     (b) The entire Agreement or portions thereof relating to specific types of Equipment or specific portions of Dealer's authorized Territory may be terminated by NECAM, in the event that:



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          (1)  Dealer fails to provide installation, maintenance, repair and support Services in accordance with NECAM's and industry standards for such specific type of Equipment or within specific portions of Dealer's authorized Territory.

     (c) hi the event of any default or failure on the part of a party hi the performance of any of its duties, obligations or responsibilities under this Agreement, other than default or failure specified in paragraphs (a) or (b) above, the non-defaulting party may terminate this Agreement, provided mat with respect to defaults susceptible of immediate cure, the defaulting party had been given fifteen (15) days prior written notice of the default and failed to cure the default within such fifteen (15) day period.

     (d) In NECAM's sole opinion, NECAM may complete any order for Equipment accepted by NECAM prior to termination and may accept and complete any order for Equipment where Dealer, prior to the effective date of termination, has entered into a binding contract for the resale of such Equipment to an end-user. Notwithstanding the foregoing, NECAM may condition acceptance and completion of such orders on reasonable conditions which NECAM may impose, including but not limited to prior payment in full for these and any other previous orders, proof of a binding contract with an end-user customer, and/or subcontracting of service obligations to an Authorized Dealer.

N.   Infringement.
     -------------

     (a) In the event of a claim or suit against Dealer and/or end-user alleging (a) the Equipment and/or Services as sold or licensed by NECAM infringe any patent issued by or copyright registered in the country in which the Equipment and/or Services were sold or licensed to Dealer, NECAM shall defend Dealer and/or end-user to the extent the claim or suit concerns such infringement, provided Dealer and/or end-user give NECAM prompt notice of such claim or suit and continuous cooperation in such defense.

     (b) In any claim or suit against Dealer and/or end-user that is defended by NECAM pursuant to paragraph (a) above, NECAM shall control the defense, shall pay all litigation costs, including reasonable attorney's fees incurred by NECAM in such defense, and shall indemnify Dealer and/or end-user for all damages awarded by a court or settlement payments approved by NECAM, provided the Dealer has incorporated in its agreement with the end-user the warranty exclusions and liability limitations provided for in this Agreement.

     (c) If, in any claim or suit against Dealer and/or end-user that is defended by NECAM pursuant to paragraph (a) above, as a result of a court order not subject to further appeal or a settlement approved by NECAM, Dealer is enjoined or otherwise prevented from selling or end-user is enjoined from using the Equipment or Services sold or licensed by NECAM, NECAM, at its option, may (a) procure for Dealer the right to continue selling or for end-user the right to continue using the Equipment or Services, (b) replace or modify the Equipment or Services to avoid infringement, or (c) repossess


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          the Equipment or discontinue the Services in exchange for a refund of the depreciated value of the Equipment or Services. NECAM's option selected under this paragraph shall be Dealer's and/or end-user's sole remedy for any prospective effects of any court order or settlement.

     (d) NECAM's total cumulative liability under paragraphs (b) and (c) above shall be limited to the price paid to NECAM by Dealer for the Equipment and/or Services together with payment of all litigation costs as provided for in paragraph (b) above.

     (e) Notwithstanding any other provision of this Article, NECAM shall not be obligated to defend and shall not be liable for costs or damages awarded in any claim or suit for infringement in which (a) the Equipment were made or Services were rendered by NECAM pursuant to specifications supplied by Dealer and/or the end-user, or (b) the alleged infringement is based on use by Dealer and/or the end-user, without NECAM's permission, of the Equipment and/or Services as sold by NECAM in combination with another item not sold by NECAM, where the alleged infringement arises from the combination or from practice of a method made possible by the combination, or (c) the alleged infringement is based on the Equipment and/or Services as modified by Dealer and/or end-user without NECAM's written permission.

O.   Government Contracts.
     ---------------------

     (a) The parties hereby acknowledge that NECAM typically has not sold certain types of Equipment which are included within the scope of this Agreement for resale under government contracts. Accordingly, notwithstanding any other provisions) of this Agreement, and without incurring any liability to Dealer or third party, NECAM hereby reserves the right to reject any Dealer Order for Equipment to which government contract provisions will apply.

     (b) In the event that Dealer orders Equipment to which Government contract provisions are intended to apply, Dealer's order must conspicuously state such fact on its face, for the purpose of notifying NECAM and permitting NECAM the opportunity to consider whether to accept or reject such order. If such order fails to have such fact conspicuously stated on its face, then NECAM shall be automatically deemed to have rejected such order, and any acknowledgment which NECAM may have issued for such order shall be deemed void and of no effect.

     (c) If the software Equipment will be supplied to a unit or agency of the United States government by Dealer, NECAM will supply commercial computer software or commercial computer software documentation to be acquired under licenses customarily provided to the public. NECAM shall not be required to:


          (1) Furnish technical information related to commercial computer software or commercial computer software documentation that is not customarily provided to the public; or



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          (2)  Relinquish to, or otherwise provide, the Government rights to use, modify, reproduce, release, perform, display, or disclose commercial computer software or commercial computer software documentation except as mutually agreed to by the parties.

          (3) With regard to commercial computer software and commercial computer software documentation, the Government shall have only those rights specified in the license contained in any addendum to the contract, or alternatively, any shrink-wrap license delivered with the software. (See 48 CFR 12.212).

P. Non-Exclusive Market Rights
   ---------------------------

     (a)  NEC AM reserves its right to:

          (1) directly or through its subsidiaries, affiliates, agents or any other type of distribution entity market, sell, license or distribute any type of telecommunications products whether or not listed in the Equipment Appendices or provide installation, repair, maintenance and related Services for any such telecommunications products, wherever NECAM deems necessary or appropriate.

          (2) directly, or through its subsidiaries, affiliates, agents or any other type of distribution entity distribute, install, license and/or maintain (directly or indirectly) any such telecommunications Equipment.

          (3) utilize customer identification information contained in such form as NECAM shall require, to conduct surveys or perform other marketing functions, as NECAM deems necessary or appropriate. NECAM will notify Dealer prior to commencement of such marketing activities.

Q.   Limitation of Liability.
     ------------------------

       NECAM's liability for Equipment malfunction or Service malfeasance shall be limited to performing one of the remedies under the hardware or software Equipment or Service warranties, provided that the malfunctioning Equipment or Service malfeasance is covered by the applicable warranty. NECAM and Dealer hereby agree that if such limitation is declared invalid by a court of competent jurisdiction, then NECAM's liability shall be limited solely to a U. S. dollar amount equal to the cost of the malfunctioning Equipment and/or Service to the Dealer. These remedies shall be exclusive and shall be the Dealer's sole remedies against NECAM or any of its affiliates for Equipment malfunction and/or SERVICE malfeasance.

       IN NO EVENT SHALL NECAM BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL OR SIMILAR DAMAGES, SUCH AS (BUT NOT LIMITED TO) "DOWNTIME", EXCESS COSTS OR LOST BUSINESS REVENUES RESULTING FROM ITS BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, ITS


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        TORTIOUS CONDUCT IN OR RELATED TO THE PERFORMANCE OF ITS OBLIGATIONS
        HEREUNDER, A EQUIPMENT MALFUNCTION, SERVICE MALFEASANCE OR FROM UNAUTHORIZED OR IMPROPER USE OF EQUIPMENT INCLUDING BUT NOT LIMITED TO TOLL FRAUD OR COMPUTER VIRUSES.

R. Notices. All notices required or contemplated under this Agreement shall be by hand delivery, overnight, registered or first class mail and addressed to the parties as follows:


TO MANUFACTURER
NEC America, Inc. 4
Forest Parkway Shelton,
CT 06484

TO DEALER
MFC BUSINESS COMMUNICATIONS
2101 NW 33rd Street, Suite 600 Pompano Beach,
Florida 33069


This Agreement shall be binding upon and inure to the benefit of the parties hereof, and their successors and assigns.

 NEC America, Inc. (NECAM)                     MPC BUSINESS COMMUNICATION
 By:                                           (Dealer)


By: /s/ Albert F. Kelley                        By: /s/ Richard Fieni
   ----------------------------                     ---------------------------
(Authorized Signature)                               (Authorized Signature)

Name: Albert F. Kelley                         Name: /s/ Richard Fieni
Title: General Manager                               ---------------------------
Ultra Business Sales Division
                                                     Director of Sales
Date:                                                ---------------------------




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